Exhibit 4.11

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following parties on September 7, 2021:

1.

Shanghai Zhishi Commercial Consulting Co., Ltd. (the “Party A”), a limited liability company legally established and validly existing in accordance with the law of the People’s Republic of China, with its registered address at F8-11, No. 2777 Zhouhai Road, Pudong New Area, Shanghai;

2.	Sike Li, whose nationality is Chinese, ID No. ******************, with his residence at **********;

3.	Lingtao Zhang, whose nationality is Chinese, ID No. ******************, with his residence at **********;

4.

Nanjing Zhizhe Tianxia Information Technology Co., Ltd., a limited liability company legally established and validly existing in accordance with the law of the People’s Republic of China, with its registered address at Shiqiu Film and Television City, Shiqiu Street, Lishui District, Nanjing; (collectively referred to as the “Party B” together with Sike Li and Lingtao Zhang)

5.

Shanghai Pinzhi Education Technology Co., Ltd. (the “Party C”), a limited liability company legally established and validly existing in accordance with the law of the People’s Republic of China, with its registered address at Room 201, F2, Building 11, Lane 1, No. 3805 Songzheng Road, Liantang Town, Qingpu District, Shanghai;

Party A, Party B and Party C shall be collectively referred to as the “Parties”, and individually referred to as a “Party” herein.

Whereas:

1.	Party B collectively hold 100% of equity of Party C, of which Sike Li holds 35%, Lingtao Zhang holds 10%, Nanjing Zhizhe Tianxia Information Technology Co., Ltd. holds 55%.

2.	Party A and Party C have entered into the “Exclusive Technology Development, Consultancy and Services Agreement” (the “Service Agreement”) on September 7, 2021.

3.	Party A, Party B and Party C entered into the “Share Pledge Agreement” (the “Share Pledge Agreement”) on September 7, 2021.

Upon amicable consultation, the Parties have reached consensus with respect to matters concerning exclusive option. In order to clarify the rights and obligations of each Party, this Agreement is made hereby for mutual abidance.

I.	Purchase & Sales of Equity

1.Grant of Option

(a)	Party B hereby irrevocably grants Party A, to the extent permitted by PRC laws, the exclusive right to purchase directly from Party B or designate one or more persons

Exhibit 4.11

(the “Designee”) to purchase the equity (the “Purchase Option of Equity”) of Party C wholly or partially held by Party B at any time, in accordance with the exercise steps determined by Party A at its own discretion and in accordance with the price stated in clause 3 of Article I of this Agreement. No third party shall have such Purchase Option of Equity except for Party A or its Designee.

(b)	“Person” as used in this Article and herein refers to any individual, firm, joint venture, partnership, enterprise, trust or non-corporation organization.

2.	Steps for Exercise of the Option

Party A may only exercise the Purchase Option of Equity subject to compliance with provisions of the laws and regulations of the PRC. Upon exercise of the Purchase Option of Equity, Party A shall give a notice in writing to Party B for the purchase of the equity (the “Exercise Notice”), in which the following matters shall be specified:

(a)	Party A’s decision to exercise the Option;

(b)	The portion of equity contemplated to be purchased by Party A from Party B (the “Purchased Equity”); and

(c)	The date of purchase/the date of transfer for the Purchased Equity.

3.	Purchase Price of the Equity

Unless the equity is required to be evaluated by any laws, the total consideration (the “Purchase Price of the Equity”) of the Purchased Equity shall be RMB 10 or the minimum price as permitted by the Chinese laws. Where Party A and Party B otherwise agree on a price, such price agreed shall prevail.

Notwithstanding the forgoing, subject to compliance with any provisions and requirements of then-effective Chinese laws, any consideration paid by Party A and/or its Designee at any price to Party B and/or Party C shall be severally but not jointly returned by Party B and/or Party C to Party A and/or its Designee (provided that any tax and duties (if any) incurred by exercise of the Purchase Option of Equity shall be deducted from such consideration so returned). After making necessary tax withholdings to the purchase price in accordance with Chinese laws, the purchase price shall be paid by Party A and/or its Designee to the account designated by Party B and/or Party C within seven (7) days from the day on which the Purchased Equity are duly transferred to Party A and/or its Designee.

4.	Transfer of Purchased Equity

At each time Party A exercises its option,

(a)

Party B shall cause Party C to convene shareholders’ meeting in a timely manner, and shall in such meeting pass resolution approving transfer of the Purchased Equity by Party B to Party A and/or its Designee;

(b)	An equity transfer agreement shall be executed by and between Party B and Party A and/or its Designee in accordance with this Agreement and Exercise Notice;

Exhibit 4.11

(c)

Party B shall execute any other necessary contract, agreement or instruments with Party A and/or its Designee, obtain any and all of the necessary government approval and consents, and take any necessary actions, and shall transfer the ownership of the Purchased Equity without attaching any security interests with respect thereto to Party A and/or its Designee and cause Party A and/or its Designee to become the registered owner of the Purchased Equity.

(d)

For the purpose of this Article and this Agreement, “security interests” shall include security, charge, rights and interests of third party, any right to purchase shares, right to acquire, right of first refusal, right to setoff, retention of title or any other security arrangement, etc., however, for clarity, security interests shall not include any security interests incurred under this Agreement, Share Pledge Agreement, i.e., Party B’s pledge of all of its equity in Party C to Party A in order to secure that Party C is able to perform its obligation under the Service Agreement.

II.	Undertakings Concerning Equity

1.	Party C hereby undertakes that:

(a)

Without prior written consent of Party A or the parent company of Party A, it shall neither make any supplements, alteration or amendments to the articles of association of Party C, nor increase or decrease its registered capital, nor change the structure of its registered capital in any other form;

(b)	It shall, in accordance with good financial and business standard and practices, keep and maintain its existence and operate its business and deal with affairs in a prudent and effective manner;

(c)

Without prior written consent of Party A or the parent company of Party A, it shall neither sell, transfer, charge or otherwise dispose of any assets, business, income or other legitimate interests, nor allow placement of any other security interests thereon at any time after the date of execution hereof;

(d)	Without prior written consent of Party A or the parent company of Party A, it shall not incur, succeed, secure or permit existence of any debt, unless:

(i)	Such debt is incurred in the normal and daily business rather than by way of borrowing; and

(ii)	Such debt has been disclosed to Party A and has obtained written consent of Party A.

(e)

It keeps conducting any and all business during normal course of business, keeps the value of Party C’s assets, doesn’t conduct any act or omission which is sufficient to affect its operation condition and value of assets;

(f)

Without prior written consent of Party A or the parent company of Party A, it shall not execute or terminate any material contract beyond normal business operation, “material contract” as used herein shall refer to any contract whose value exceeds five hundred thousand yuan (RMB500,000);

Exhibit 4.11

(g)	Without prior written consent of Party A or the parent company of Party A, it shall not offer loan or credit to anyone;

(h)	Upon request of Party A, it shall provide any and all material relating to operation and financial condition of Party C;

(i)	Without prior written consent of Party A or the parent company of Party A, it shall not merger or amalgamate with any person, or acquire any person or make investment to any person;

(j)	It shall notify Party A in case of any legal proceedings, arbitration or administrative procedures pending or threatened relating to any assets, business or income of Party C;

(k)

To protect the ownership of Party C to all of its assets, it shall sign any and all necessary and proper documents, take any and all necessary and proper actions, file any and all necessary or proper complaints, or make any necessary and proper defenses against any and all claims;

(l)

Without prior written consent of Party A or the parent company of Party A, it shall not distribute any dividends to its shareholders in whatever form, however, upon request of Party A, it shall immediately distribute and allocate all of its distributable profits to their shareholders;

(m)	Upon request of Party A, it shall appoint any person designated by Party A as director of Party C.

2.	Party B undertakes that:

(a)

Without prior written consent of Party A or the parent company of Party A, it shall neither sell, transfer, charge or otherwise dispose of any interests relating to any equity, nor allow placement of any other security interests thereon at any time after the date of execution hereof, unless such pledge is placed over any equity of Party B under Share Pledge Agreement;

(b)

It shall neither require Party C to distribute any dividends or make profit distribution in any other form as to any shares in Party C owned by Party B, nor propose any matters with respect thereto for resolution by shareholders’ meeting, nor vote for any matters decided by such meeting of shareholders. Notwithstanding the foregoing, if Party B receives any earnings, profit distribution, dividends of Party C, Party B shall pay or transfer such profit, profit distribution or dividends to Party A or any party designated by Party A for the benefit of Party C as a portion of service fee payable to Party A by Party C under the Service Agreement;

(c)

Without prior written consent of Party A or the parent company of Party A, it shall neither cause the shareholders of Party C to approve any equity interests of shares to be sold, transferred, charged or otherwise disposed, nor allow others to place any other security interests over such shares, except for any approval of any

Exhibit 4.11

pledge placed over equity of Party B under Share Pledge Agreement;

(d)

Without prior written consent of Party A or the parent company of Party A, it shall neither cause the shareholders of Party C to approve Party C’s any merger or amalgamation with any person, nor make acquisition of any person or make any investment to any person;

(e)	It shall give timely notice to Party A with respect to any actions, arbitration or administrative procedures pending or threatened relating to any equity owned by Party B;

(f)	It shall cause shareholders of Party C to vote for transfer of the Purchased Equity specified herein;

(g)

To protect the ownership of Party B to its equity, it shall sign any and all necessary and proper documents, actively take any and all necessary and proper actions and/or file any and all necessary or proper charges, or make any necessary and proper defenses against any and all claims;

(h)	Upon request of Party A, it shall appoint any person designated by Party A as director of Party C;

(i)

Upon request of Party A, it shall immediately and unconditionally transfer its equity to Party A or any representative designated by Party A at any time, and waive any right of first refusal enjoyed by it with respect to transfer of the said equity by other shareholders; and

(j)

It shall strictly abide by any provisions of this Agreement and any other agreements jointly or severally entered into by and among Party A, the parent company of Party A, Party B and Party C, fulfill effectively any and all obligations under such agreement, and shall not conduct any act and/or omission which may affect the effectiveness and enforceability of such agreement.

3.	Party B and Party C shall not withdraw the undertaking as aforesaid, and shall be jointly and severally liable for any obligations hereunder.

III.	Purchase Option of Assets

1.	Definition

“Asset” refers to any and all assets of Party C, including but not limited to fixed assets, current assets, intellectual property and any interests under any and all contracts executed by Party C. The aforesaid intellectual property shall include any patent right, right of patent application, trademark right, right of trademark application, trade name, copyright, business secrets, inventions, technical secrets, industrial design, logo, sign, web design, layout design, domain name, etc. created, owned or had any right thereto by Party C at present or in the future.

2.	Grant of Option

To the extent permitted by Chinese laws, Party B and Party C hereby irrevocably grant

Exhibit 4.11

to Party A an exclusive right, i.e., Party A is entitled to purchase at any time or cause any of its Designee to purchase any and all assets held by Party C (the “Purchase Option of Assets”) by the step of exercise decided at its sole discretion and at the price specified in clause 4 of Article III hereof. Party B unanimously agrees Party C to grant the Purchase Option of Assets to Party A.

3.	Steps of Exercise

(a)

Party A’s exercise of its Purchase Option of Assets is subject to compliance with provisions of Chinese laws and regulations. Upon exercise the Purchase Option of Assets, Party A shall give written notice to Party B (the “Purchase Notice of Assets”), specifying:

(i)	The decision of Party A with respect to exercise of its Purchase Option of Assets;

(ii)	The assets to be purchased by Party A from Party B (the “Purchased Assets”);

(iii)	The date of purchase.

(b)

After giving the Purchase Notice of Assets, upon exercise of the Purchase Option of Assets by Party A at each time, Party C shall undertake to perform the following obligations, and Party B undertakes to supervise and urge Party C to perform the following obligations:

(i)	Party C executes assets transfer agreement with respect to the Purchased Assets in accordance with this Agreement and the specific requirements of each Purchase Notice of Assets; and

(ii)

Party C shall execute any and all necessary contracts, agreements or documents, obtain any and all necessary government approval and consents, and take any and all necessary actions to transfer the ownership of Purchased Assets to Party A and/or its designee without attaching any security interests, and complete registration and filing procedures with respect to transfer of intellectual property in accordance with provisions of pertinent Chinese laws and regulations in order to make Party A and/or its Designee become the registered owner of the Purchased Assets.

4.	Purchase Price of Assets

Unless otherwise provided by any law, total consideration of the Purchased Assets (the “Purchase Price of Assets”) shall be RMB10 or the minimum price permitted by Chinese laws and regulations. Where Party A and Party C otherwise agree on a price, their agreed price shall prevail. Party C shall bear any and all taxes and duties incurred by such assets transfer.

Notwithstanding the foregoing, subject to compliance with provisions and requirements of then-effective Chinese laws, any consideration paid by Party A and/or its Designee to Party B and/or Party C at any such price shall be returned by Party B and/or Party C

Exhibit 4.11

severally but not jointly to Party A and/or its designee (provided that any taxes and duties (if any) incurred by exercise of Purchase Option of Assets shall be deducted from any sums returned). The purchase price, after making necessary tax withholdings in accordance with Chinese laws, shall be paid to the account designated by Party B and/or Party C by Party A and/or its Designee within seven (7) days after the day on which the Purchased Assets is duly transferred to the name of Party A and/or its Designee.

IV.	Representation and Warranties of Party B and Party C

Party B and Party C hereby respectively represents and undertakes to Party A on the date of execution hereof and each day of transfer that:

1.

It has the power and right to sign and deliver this Agreement, any equity transfer agreement executed for each transfer of the Purchased Equity hereunder, or any assets transfer agreement executed for the Purchased Assets (respectively referred to as “Transfer Agreement”), and to perform obligations under this Agreement and any Transfer Agreement. This Agreement and each Transfer Agreement shall constitute legal, valid and binding obligations to parties hereto and thereto from the date of execution, and is enforceable against parties hereto and thereto in accordance with their terms;

2.	Any execution and delivery of this Agreement or any Transfer Agreement or performance of any obligations under this Agreement or any Transfer Agreement shall not:

(a)Violate any pertinent Chinese laws;

(b)Conflict with articles of association or other constitutional document of Party C;

(c)Breach any agreement or document to which it is a party or by which it is bound, nor constitute breach under any agreement or document by which it is bound;

(d)Breach any conditions under which any permit is issued to it or any approval is granted and/or any permit or approval continue to be effective; or

(e)Result in suspension, withdrawal of any permit or approval issued to it or attachment of any further conditions.

3.	Party B legally has ownership to the equity it owns. Party B does not place any security interest over the said equity, except for the share pledge over shares of Party B under Share Pledge Agreement;

4.	Party C has no outstanding debts, with the following exceptions:

(a)	Such debts are incurred during ordinary course of business, and

(b)	Such debts have been disclosed to Party A and agreed in writing by Party A.

5.	Party C complies with any and all applicable laws and regulations;

6.	There is no ongoing, pending or threatened litigation, arbitration or administrative proceedings relating to equity or assets of Party C or otherwise related to Party C.

Exhibit 4.11

V.	Effective Date and Term

This Agreement shall become effective from the date of execution hereof. This Agreement shall terminate upon the time when all the equity of Party C held by Party B is duly transferred to Party A or any other person designated by Party A as agreed herein.

VI.	Governing Laws and Dispute Resolution

1.Governing Laws

The execution, validity, interpretation and performance hereof and dispute resolution hereunder shall be governed by the laws of People’s Republic of China (excluding Hong Kong, Macau and Taiwan).

2.Dispute Resolution

Any dispute arising out of or in connection with interpretation or performance hereof shall first be settled through amicable consultation and negotiation among the Parties. If the dispute cannot be resolved through negotiation within fifteen (15) working days after its occurrence, either Party shall be entitled to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules in effect at that time. The arbitral tribunal shall consist of three (3) arbitrators appointed in accordance with the arbitration rules, one (1) arbitrator appointed by the claimant and one (1) arbitrator appointed by the respondent, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by the China International Economic and Trade Arbitration Commission. The arbitration language is Chinese. The arbitration award shall be final and binding on the Parties. During the dispute resolution, the Party shall continue to enjoy its other rights under this Agreement and shall continue to perform its corresponding obligations.

The arbitral tribunal may award the indemnity or compensation to the Party A for losses caused to the Party A due to the default by other Parties hereto in respect of the equity interests, assets or property interests of Party C, award injunctive relief in respect of the relevant business or compulsory asset transfer, or order Party C to go bankrupt. After the arbitration award becomes effective, either Party shall be entitled to apply to the court with jurisdiction for enforcement of arbitration award. If necessary, before making a final ruling on the disputes between the Parties, the arbitration institution shall be entitled to rule that the breaching Party should immediately stop the breach of agreement or that the breaching Party should not engage in any act that may further expand the losses suffered by the Party A. The courts of Hong Kong, the Cayman Islands or other courts with jurisdiction (the court where the domicile of Party C is located, and the court where the main assets of Party C or the Party A are located shall be deemed to have jurisdiction) shall also be entitled to grant or enforce the award of arbitral tribunal, to award or enforce provisional relief for the equity interest or property interest of Party C, and to make an award or judgment to give provisional relief to the Party initiating arbitration while awaiting the formation of arbitral tribunal or in other appropriate circumstances, such as an award or judgment that the breaching Party should immediately stop the breach of agreement or that the breaching Party should not

Exhibit 4.11

engage in any act that may further expand the losses suffered by the Party A.

VII.Tax and Charges

Each Party shall bear any taxes and charges incurred by it hereunder in accordance with Chinese law.

VIII.Notice

Unless there is a written notice to change the address below, the notice under this Agreement shall be sent by personal delivery or registered mail to the address below. If the notice is sent by registered mail, the date of receipt recorded on the receipt of registered mail shall be the date of service; if it is sent by personal delivery, the date of service shall be the date of delivery:

Party A:	Shanghai Zhishi Commercial Consulting Co., Ltd.
Address:	No. 9, Lane 2211, Longdong Avenue, Pudong New Area, Shanghai City, PRC
Tel:	***********
Recipient:	Sike Li

Party B:	Sike Li
Address:	**********
Tel:	***********
Recipient:	Sike Li

Party B:	Lingtao Zhang
Address:	**********
Tel:	***********
Recipient:	Lingtao Zhang

Party B:	Nanjing Zhizhe Tianxia Information Technology Co., Ltd.
Address:	Gate 11, Tower A, 768 Creative Industrial Park, Haidian District, Beijing, PRC
Tel:	***********
Recipient:	Ning Zhang/Zhiwei Cai/Zhongyu Fan

Party C:	Shanghai Pinzhi Education Technology Co., Ltd.
Address:	No. 9, Lane 2211, Longdong Avenue, Pudong New Area, Shanghai City, PRC
Tel:	***********
Recipient:	Sike Li

IX.	Confidential Obligation

1.	Each Party acknowledges that any oral or written information exchanged among them with respect hereto shall be deemed as confidential information. Each Party shall keep

Exhibit 4.11

all such information in confidence. Without prior written consent of the other Party, it shall not disclose any related information to any third party unless:

(a)	Such information is known or to be known by public (rather than by disclosure to the public by recipient of such information);

(b)	Such information is disclosed in accordance with any provisions of laws and regulations; or

(c)

Such information is disclosed by either party to its legal or financial advisor with respect to the transaction contemplated hereunder, provided that such legal or financial advisor shall comply with the confidential obligation similar to those described in this Article.

2.

Any disclosure by any employee of or organization engaged by either Party shall be deemed as disclosure of such Party who shall be duly liable for breach hereunder. Regardless this Agreement is terminated for whatever causes, this clause shall remain in effect.

X.	Further Assurance

Each Party agrees to execute any document as soon as possible as reasonably necessary or favorable to it for enforcement of various provisions and purpose hereof, and to take any further actions reasonably necessary or favorable to it for enforcement of various provisions and purpose hereof.

XI.	Termination, Breach Liability and Indemnification

1.

If either Party hereof breaches any obligation specified herein (the “Breaching Party”), the other Parties (the “Non-breaching Party”) may give notice in writing to the Breaching Party requesting the Breaching Party to correct any of its act of breach. The Breaching Party shall cease its act of breach within thirty (30) days from receipt of the notice, and indemnify any and all losses suffered thereby by the Non-breaching Party; if the Breaching Party continue its act of breach after the thirty (30) day-period from receipt of the notice elapses, either Non-breaching Party may unilaterally terminate this Agreement, and is entitled to request the Breaching Party to indemnify any and all losses suffered thereby by the Non-breaching Party.

2.

Any grace, forbearance or delay in exercise of its right under any laws or hereunder given by the Non-breaching Party with respect to any act of breach of the Breaching Party, shall not be deemed as waiver of the Non-breaching Party to its right.

3.

In the event that Party A, Party A’s senior officers, managers, directors, shareholders, members, representatives, agents or employees (the “Indemnified Persons”) bear any claims, indemnities, debts, costs and expenses (including but not limited to reasonable attorney fees) in relevant lawsuits or legal proceedings, which are caused by any breach of statutory or agreed warranties, representations or other agreements by Party B or Party C or caused by any dispute or any lawsuit brought by a third party over the Purchased Equity prior to the transfer of Purchased Equity, both Party B and Party C shall

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compensate, defend and hold Party A harmless, unless such liabilities arise from the intentional or gross negligence of the indemnified persons.

XII.Miscellaneous

1.	Any amendments, alteration and supplements made hereto shall be made in writing and become effective only after signature and seal by the Parties.

2.	Each Party shall abide by and ensure its business operation fully comply with any and all existing Chinese laws and regulations.

3.

Except for any amendments, supplements or alteration made after execution hereof, this Agreement shall constitute entire agreement reached by Parties hereto with respect to matters specified herein, and supersede any and all oral and/or written consultation, representation and agreements reached hereinbefore.

4.	The headings and titles hereof are inserted for reference only, shall not be used to interpret, explain or otherwise affect meaning of each clause hereunder.

5.

This Agreement shall become effective upon signature and seal by the Parties hereto. This Agreement is made in quintuplicates, two natural persons of Party B, one legal person of Party B, and Party A and Party C shall each hold one (1) copy respectively, each of which shall be of the same legal force and effect.

6.

In case any one or more clause is judged as invalid, illegal or unenforceable in any respect under any laws and regulations, the validity, legality or enforceability of the remaining clauses shall not be affected or damaged thereby to any extent. Each Party shall negotiate in good faith to replace those invalid, illegal or unenforceable provisions with valid and effective provisions, in order to achieve the economic effect of such valid and effective provisions similar to the greatest extent to those invalid, illegal or unenforceable provisions.

7.	This Agreement shall be binding upon each successor and assignee of each party.

8.	Survival

Article VI, Article IX, Article XI and clause 8 of Article XII hereof shall survive after termination hereof.

9.

Either Party may waive any terms and conditions hereof only in writing form, and such waiver may only take effect upon the Parties’ signature hereof. The waiver by one Party in the circumstances with respect to any breach of the other Parties shall not be deemed as waiver by such Party under other circumstances and with respect to breach of similar nature.

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Exhibit 4.11

There is no text in this page. It is the signature page for the Exclusive Option Agreement.

Shanghai Zhishi Commercial Consulting Co., Ltd. (Seal)

Signature:	/s/ Sike Li
Name:	Sike Li
Title:	Legal Representative

Signature Page for the Exclusive Option Agreement

Exhibit 4.11

There is no text in this page. It is the signature page for the Exclusive Option Agreement.

Sike Li

Signature:	/s/ Sike Li

Signature Page for the Exclusive Option Agreement

Exhibit 4.11

There is no text in this page. It is the signature page for the Exclusive Option Agreement.

Lingtao Zhang

Signature:	/s/ Lingtao Zhang

Signature Page for the Exclusive Option Agreement

Exhibit 4.11

There is no text in this page. It is the signature page for the Exclusive Option Agreement.

Nanjing Zhizhe Tianxia Information Technology Co., Ltd. (Seal)

Signature:	/s/ (Seal)

Signature Page for the Exclusive Option Agreement

Exhibit 4.11

There is no text in this page. It is the signature page for the Exclusive Option Agreement.

Shanghai Pinzhi Education Technology Co., Ltd. (Seal)

Signature:	/s/ Sike Li
Name:	Sike Li
Title:	Legal Representative

Signature Page for the Exclusive Option Agreement